Exhibit 5.1

2001 ROSS AVENUE DALLAS, TEXAS 75201-2980 TEL +1 214.953.6500 FAX +1 214.953.6503 www.bakerbotts.com	ABU DHABI AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON
July 20, 2011
Dawson Geophysical Company
508 West Wall, Suite 800
Midland, Texas 79701
Ladies and Gentlemen:
     In connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by Dawson Geophysical Company, a Texas corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to 3,753,685 shares of the Company’s common stock, par value $0.33-1/3 per share (the “Shares”), to be issued in connection with the merger of 6446 Acquisition Corp., a Texas corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), with and into TGC Industries, Inc., a Texas corporation (“TGC”), pursuant to the Agreement and Plan of Merger, dated as of March 20, 2011, among the Company, Merger Sub and TGC (the “Merger Agreement”), certain legal matters in connection with the Shares are being passed on for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.
     In our capacity as your counsel in the connection referred to above, we have examined the Registration Statement, including the exhibits thereto, the Merger Agreement, the Second Restated Articles of Incorporation and the Second Amended and Restated Bylaws of the Company, in each case as amended to date, and originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereafter expressed. In giving such opinions, we have relied on certificates of officers of the Company with respect to the accuracy of the factual matters contained in such certificates.
     In making our examination, we have assumed, without independent investigation, (i) the legal capacity of all natural persons, (ii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iii) the genuineness of all signatures on documents we have examined, (iv) the accuracy and completeness of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, and (vi) that all information submitted to us was true, accurate and complete.

July 20, 2011
     In rendering this opinion, we have assumed that prior to the issuance of any of the Shares (1) the Registration Statement, as then amended, will have become effective under the Act and such effectiveness shall not have been terminated or rescinded, (2) the shareholders of the Company will have approved the issuance of the Shares to the shareholders of TGC in accordance with the terms of the Merger Agreement, (3) the shareholders of TGC will have adopted the Merger Agreement, (4) the full consideration for each Share will be received by the Company, (5) certificates evidencing the Shares will be properly executed and delivered by the Company in accordance with the Texas Business Organizations Code (the “TBOC”) and (6) the other conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied or waived and such transactions are consummated in accordance with the terms of the Merger Agreement.
     On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company. Upon issuance and delivery in accordance with the terms and conditions of the Merger Agreement, such Shares will be validly issued, fully paid and nonassessable.
     We limit the opinions we express above in all respects to matters of federal law and the TBOC, as in effect on the date hereof.
     The opinion expressed herein is rendered only to you in connection with the Registration Statement. The opinion expressed herein may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation or for any other purpose.
     We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Registration Statement. By giving this consent, we do not thereby admit that we are (1) experts within the meaning of Section 11 of the Securities Act, or (2) within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder.
     We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. We undertake no, and hereby disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein.
Very truly yours,

/s/ Baker Botts L.L.P.